CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of the Registration Statement on Form SB-2 of NW
Venture Corp.



                                      /s/Glasser & Haims
                                      Glasser & Haims, P.C.


Valley Stream, New York
October 16, 1996